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                                                                    Exhibit 10.2
                    SETTLEMENT AGREEMENT AND MUTUAL RELEASES

This SETTLEMENT A AGREEMENT AND MUTUAL RELEASES (the "AGREEMENT") is made and entered into as of the "0 day of Mayo 1999, by and between SoftTek, Inc., a Delaware corporation ("SoftTek") an the one hand, and John Uhley, dba XpressWare ("XpressWare") on the other hand.

                                R E C I T A L S
                                ---------------

     A. On or about February 24, 1996 SoftTek and XpressWare entered jaw a source and Distribution License Agreement ("License Agreement") regarding The parties XpressWare's XpressFax Product. In December 1998, XpressWare notified SoftTek that it was in breach of the License Agreement because It had failed 10 pay approximately $20,000 in past due royalty fees (the "Claim").

     B. The parties hereto wish to compromise and settle the issues raised in connection with the Claim and to release each other from any and All liability connected therewith, with the understanding that the releases do not constitute an admission of any wrongdoing illegal conduct, or any other matter on the part of the parties

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration Of the promises hereinafter set forth and for good and valuable consideration, the receipt and adequacy of which no hereby acknowledged, the parties agree as follows:

     1. XpressWare will execute the Technology Transfer Agreement attached hereto as Exhibit A, which transfers to SoftTek sill of XpressWare's right, title and interest in XpressWare's software product "XpressFax" ("XpressFax Software" including without limitation, CD master, and all copies, tapes and software code, research data, flow charts designs technical information and source code related to the xpressfax Software XpressWare represents and warrants that other than source code, the materials described in the previous sentence do not exists, SoftTek is not assuming Any liability for any exlsting third party agreements that relate to the XpressFax Software, whether known or unknown.

     2. Upon execution of this Agreement and the Technology Transfer Agreement attached hereto as Exhibit A, SoftTek will pay to XpressWare the sum Of TM Thousand Dollars ($10,000.00). Thereafter, SoftTek, will pay XpressWare the sum of the Thiry Thousand Dollars ($30,000.00) in the following installments, (4) $20,000.00 on June 1, 1999 land (b) 10,000.00 on July 1, 2000. All payments shall be made payable to XpressWare and delivered to I 180 Casolar Drive, Vail, Colorado 81657.

     3. Upon full and complete performance of all conditions set herein SoftTek, for itself, its legal successors and assigns, does hereby, absolutely, fully and forver
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release, waive, relinquish, and discharge XpressWare his legal successors and assigns.. employees, representatives, attorneys, any each of them, of and from any and all manner of action or actions, cause or causes of action, suits, debts, liabilities, demands, sums of money in controversy, damages, accounts, reckoning, mid liens of every kind or nature whatsoever, whother known, suspected, or unsuspected which it shall or may have, own or hold, which It at any time heretofore had, owned or held, or could shall or may hereafter own, or hold, by

Initial: ____________

Reason of, arising out of, or in connection such matters which relation to or in any way arise out, or relate to or rise out of, the Claim or the Licence agreement From and after the date, and neither the SoftTek or its sucessors or assigns, shall have any claim against XpressWare, his legal successors, assigns, employees, representatives, attorneys, directly or indirectly on any such matter or cause, facts thing, Art or omission existing, done at Admitted to be done 21 Any time whatsovever to and including the date hereof, including without limitation, matters related to cc in any way arising out of or which could relate to or wise out of the Claim or the License Agreement

     4. Upon full and complete performance of all conditions set forth herein, XpressWare, for himself, his legal successors and assigns, does hereby, absolutely, fully and forever release, waive, relinquish, and discharge SoftTek and its legal successors and assigns, employees, representatives, attorneys, subsidiaries, affiliates, and each of them of and from any and all manner of action or actions, cause or causes of action, suits, debts, demands, sums of Money in controversy, damages, accounts, reckoning, and liens of every kind or nature whatsoever, whether known, supposed or unsuspected which they shall or may have, own or hold, which they at any time heretofore had, owned or hold, of could, shall or may hereafter own, or hold, by reason of arising out of, or in connection with the Claim or the License Agreement. From and after the date hereof, neither XpressWare nor his successors or shall have any Claim of any kind or nature on or against SoftTek or its legal successors or assigns, directly or indirectly on any such matter or cause, Fact, thing, act or omission existing, (lone or committed to be done at any time whatsoever to ad Including the date hereof, related to or in soy way arising out of or which could relate to or arise out of the Claim or the License Agreement,

     5. Except at to the executory provisions of this AGREEMENT, the parties each intention acknowledge that they are aware of the fact that It Is the, intention of tilt parties hereto in which intention each of the parties agree, that, upon execution by the parties this AGREEMENT shall be effective AS a full and final accord and satisfaction in settlement of and as a bar to, any and all claims heretofore referred to and released which any party hereto has, may have in the future, or has had against the otherparty hereto related to the Action.
In connection with such waiver and relinquish, the parties hereto acknowledge that each is aware that it, or its attorneys, may hereafter discover facts different from or in addition to, farts not known and believed true with respect to the subject matter of this AGREEMENT, but that it is each parties' intention hereby to fully, finally, absolutely and
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forever settle Any and all claims, heretofore Wowed to, disputes and differences which do not exist, may exist or heretofore have existed between any of the parties to this AGREEMENT and that, in furtherance of such intention, the releases herein given shall be and remain in effect as full and complete Releases, notwithstanding the discovery of any such different or additional facts, Therefore, each of the parties hereto acknowledge that each has been informed by its respective attorneys and advisors of, and each is familiar with,
Section 1541 of the Civil Code of the State of California, which provides as follows:

                     "A general release does not extend to
                   claims which tilt creditor does not know
                 or suspect to exist In his favor :at the time
                   of executing a release which if known to
                    'him must have materially affected his
                         settlement with the debtor."

Each of the parties does hereby waive and relinquish all rights and benefits each has or may have under section 1542 We the Civil of the State of California to the fullest extent that each may lawfully waive such fights and benefits pertaining to subject matter of this AGREEMENT, and acknowledges that this waiver is 4 material inducement to the other party's execution of the AGREEMENT.

     6. The provisions of this AGREEMENT shall be binding and extended to and inure, to the benefits of the partners, employees, legal successors, assigns, hairs, executors, and administrators Of each of the parties, including without limitation, any partnerships, corporations or other entities in which my of them have a controlling interest or position, and shall also be binding upon their agents, servants, representatives, attorneys and Persons acting for them or on their behalf.

     7. This AGREEMENT may be used by any one or more of the parties hereto as a full mid complete defense to, and the parties hereby consent that It may be used as the basis for an injunction against any action, emit or other proceeding based on any Claim released by this AGREEMENT as to any one or more of the parties.

     8. This AGREEMENT is the entire agreement between the parties related to the subject matter hereof and supersedes and replaces all prior negotiations or propose agreements, written or oral, relating thereto. Each of the parties hereto acknowledges that no other party, nor any giant or attorney of any other patty, has made any promise representations or warranty whatsoever express of implied, not contained herein concerning the subject matter hereof, to induce them to execute this AGREEMENT in reliance upon any such promise, representation or warranty not contained herein. No provision of this document may be amended or added hereto except by an agreement in writing signed by all parties hereto or their respective

     9. Each of the parties represents and warrants that (1) they arc the sole and absolute owners of each and every claim covered by the Agreement and that they have
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not heretofore not Will they in the future, assign or transfer or purport to assign or transfer to any person or entity, either voluntarily, or involuntarily any claim, cause of action, or right, or portion thereof, Wed upon; arising out of in connection with any matters fact, or thing described or act forth in this Agreement; (2) that each party has full authority to release and forever discharge the claims and to execute the AGREEMENT and bind themselves to the AGREEMENT by execution hereof; and (3) that to the best of their knowledge, the execution and delivery of this AGREEMENT will not violate any agreement, court order, administrative order of any governmental entity, or any law or governmental regulation.

     10. It is understood and agreed between all of the parties that the purpose of the AGREEMENT Is. for each of them to buy their complete peace from any claim. Accordingly it is understood and agreed between all of the parties that, should any party to this AGREEMENT file any other lawsuit or legal action for the purpose of claiming recovery, at law or in equity, or any nature, whether known or unknown, in any way related to any of the Claim, or for any typo or form of indemnity or subrogation related to the payments to be made pursuant to this AGREEMENT that the parties so instituting that legal action shall fully indemnify and hold harmless all other parties to this AGREEMENT from my claims wising out of or associated with that future lawsuit or legal action.

     11. No action by either of the parties hereto, either previously or in connection with this AGREEMENT shall be deemed or constructed to be an admission of the truth or falsity of any matter pertaining to any Claim referred to herein or relating to tilt subject matter of this AGREEMENT, or an

Initial:_____________

acknowledgment by such party, or any -of them, of Any liability to the other party hereto, or to any other pardon.

     12. Time A's of the essence as to the performance Of All obligations herein.

     13. This AGREEMENT may be executed In any number of counterparts, and it so executed, each such counterpart shall have the same force mid full effect of in original. If any term or provision of the AGREEMENT Is determined to be invalid or unenforceable, Via remaining terms and provisions shall not be affected these by and shall remain In full force and effect to the maximum extent permitted by law,

14. All tile agreements, representations, warranties and obligations of the parties set forth in this AGREEMENT shall survive the execution of this AGREEMENT This AGREEMENT shall be governed by And construed under the laws of the State of California.

15, In the event that a dispute arises between regarding parties prevailing party shall be entitled to recover the full amount of their attorneys' fees expert Agreement the
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prevailing party shall be entitled to recover the fullest amount of their attorney's fees, export conditions contained in this agreement.

16. The parties shall act reasonably and in good faith in carrying out all terms and conditions contained in this agreement

17. THE UNDERSIGNED HEREBY CERTIFY THEY HAVE MAD ALL OF THIS SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASES AND FULLY UNDERSTAND ALL OF THE SAME.


DATED: May 17, 1999                          By: /s/ K.M. Conner
                                                --------------------------------


                                             JOHN UHLEY, DBA, XPRESSWARE


DATED: May 20, 1999                          By: /s/ John Uhley
                                                --------------------------------